                                                                     EXHIBIT 12


                          LOCKHEED MARTIN CORPORATION
                      RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIO)

                                                                              Years Ended December 31,
                                                            --------------------------------------------------------------
                                                            1995           1994          1993          1992         1991
                                                            ----           ----          ----          ----         ----
EARNINGS:

Earnings from continuing operations before income taxes       $1,089        $1,675        $1,306        $1,004         $879
Interest expense                                                 289           311           281           175          174
Amortization of debt premium and discount, net                    (1)           (7)           (3)            2            2
Portion of rents representative of an interest factor             53            57            60            52           58
Earnings of less than 50% owned associated companies              (4)           (1)            -             -            -
                                                              ------        ------        ------        ------       ------
Adjusted earnings from continuing operations before
 income taxes and fixed charges                               $1,426        $2,035        $1,644        $1,233       $1,113
                                                              ======        ======        ======        ======       ======

FIXED CHARGES:

Interest expense                                                $289          $311          $281          $175         $174
Capitalized interest                                               1             4             3             5            7
Amortization of debt premium and discount, net                    (1)           (7)           (3)            2            2
Portion of rents representative of an interest factor             53            57            60            52           58
                                                              ------        ------        ------        ------       ------
Total fixed charges                                             $342          $365          $341          $234         $241
                                                              ======        ======        ======        ======       ======

RATIO OF EARNINGS TO FIXED CHARGES                               4.2           5.6           4.8           5.3          4.6
                                                              ======        ======        ======        ======       ======

                          LOCKHEED MARTIN CORPORATION
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (IN MILLIONS, EXCEPT RATIO)

                                                                              Years Ended December 31,
                                                            --------------------------------------------------------------
                                                            1995           1994          1993          1992         1991
                                                            ----           ----          ----          ----         ----
EARNINGS:

Earnings from continuing operations before income taxes       $1,089        $1,675        $1,306        $1,004         $879
Interest expense                                                 289           311           281           175          174
Amortization of debt premium and discount, net                    (1)           (7)           (3)            2            2
Portion of rents representative of an interest factor             53            57            60            52           58
Earnings of less than 50% owned associated companies              (4)           (1)            -             -            -
                                                              ------        ------        ------        ------       ------
Adjusted earnings from continuing operations before
 income taxes and fixed charges                               $1,426        $2,035        $1,644        $1,233       $1,113
                                                              ======        ======        ======        ======       ======

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:

Interest expense                                                $289          $311          $281          $175         $174
Capitalized interest                                               1             4             3             5            7
Amortization of debt premium and discount, net                    (1)           (7)           (3)            2            2
Portion of rents representative of an interest factor             53            57            60            52           58
Dividends on preferred stock, pretax (a)                          96            95            71             -            -
                                                              ------        ------        ------        ------       ------
Total combined fixed charges and preferred stock dividends      $438          $460          $412          $234         $241
                                                              ======        ======        ======        ======       ======

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
 PREFERRED STOCK DIVIDENDS                                       3.3           4.4           4.0           5.3          4.6
                                                              ======        ======        ======        ======       ======

--------------

(a) Shares of preferred stock were issued on April 2, 1993. Prior to that date no shares of preferred stock were outstanding.